As filed with the Securities and Exchange Commission on March 24, 2023

Registration No. 333-236155

Registration No. 333-257181

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to:

Form S-8 Registration No. 333-236155

Form S-8 Registration No. 333-257181

UNDERTHE SECURITIES ACT OF 1933

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0700684 (I.R.S. Employer Identification Number)

3505 West Sam Houston Parkway North
Suite 300
Houston, Texas 77043
(Address, including zip code, of Principal Executive Offices)

Battalion Oil Corporation 2020 Long-Term Incentive Plan

(Full title of the plan)

 Walter Mayer
Senior Vice President and General Counsel
3505 West Sam Houston Parkway North, Suite 300

Houston, Texas 77043
(832) 538-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
William T. Heller IV

MAYER BROWN LLP
700 Louisiana St., Suite 3400
Houston, Texas 77002
(713) 238-3000

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐
Non-accelerated filer☒	Smaller reporting company☒
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Battalion Oil Corporation (the “Registrant”):

●	Registration Statement No. 333-236155, filed with the SEC on January 29, 2020, pertaining to the registration of 1,505,284 shares of common stock of the Registrant for issuance under the Battalion Oil Corporation 2020 Long-Term Incentive Plan.
●	Registration Statement No. 333-257181, filed with the SEC on June 17, 2021, pertaining to the registration of 300,000 shares of common stock of the Registrant for issuance under the Battalion Oil Corporation 2020 Long-Term Incentive Plan.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. Note that the numbers of securities listed above do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 24, 2023.

BATTALION OIL CORPORATION

By:	/s/ Richard H. Little
Richard H. Little
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.